Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Streamline Health Solutions, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-183899, 333-166843, 333-190045) and on Form S-8 (Nos. 333-184959, 333-28055, 333-18625, 333-20765, 333-125393, 333-174775, 333-188763, 333-188764) of Streamline Health Solutions, Inc. of our report dated April 26, 2013, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP
Chicago, Illinois
June 13, 2014